UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2014

SUGARMADE, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-23446	94-300888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

631 Bridgeway Sausalito, CA	94965
(Address of Principal Executive Offices)	(Zip Code)

(888)747-6233

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01     Regulation FD Disclosure

On May 2, 2014, the Company entered into negotiations relating to possible strategic acquisitions of other companies involved in the manufacture of paper-related products. The Company is seeking to enhance its product lines and to expand its addressable markets for its 100% reclaimed sugarcane fiber (bagasse) multipurpose paper products. Additionally, the Company believes a strategic acquisition would increase flexibility in raising capital for corporate expansion. While management and Company representatives are encouraged by the progress of such negotiations, at this time discussions are preliminary and no assurance can be made that such negotiations will result in any agreements.

On May 2, 2014, the Company began negotiations with various convertible note (the “Notes”) holder and their representatives concerning modifications of the outstanding Notes including, but not limited to, extension of Note maturity dates, modification of interest payments due, and changes to the terms of conversion. At this time, discussions with holders of outstanding Notes is in the preliminary stages and no assurance can be made that such negotiations will result in any agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUGARMADE, INC.

Dated: May 2, 2014

By:  /s/ Clifton Kuok Wai Leung

Name: Clifton Kuok Wai Leung

Title: Chief Executive Officer